Exhibit 99.2

Karman Space & Defense Acquires Metal Technology Inc. (“MTI”), a Leading Supplier of Ultra-High Temperature, Refractory Alloy Systems for Strategic Missile Programs

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MTI is a rapidly growing leader in manufacturing specialized refractory metal alloy systems that play a critical role in optimizing performance in the ultra-high temperature environments of next-generation missile programs
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The acquisition accelerates access to new, critical and classified strategic missile defense programs that align with current and future U.S. Department of Defense funding priorities
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MTI is deeply embedded in early development stages of major defense programs with extensive engineering and qualification requirements for refractory metal products involving unique, proprietary manufacturing methods
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The acquisition adds complementary and highly technical capabilities to the Karman platform, including additive manufacturing, hot forging and specialized forming of alloys, that represent a natural extension of Karman’s advanced materials expertise
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The acquisition is immediately accretive to Karman across all major financial metrics, including revenue growth, Adjusted EBITDA margins, contracted revenue and cash flow

HUNTINGTON BEACH, Calif., April 4, 2025 – Karman Holdings Inc. (“Karman” or “the Company”) (NYSE: KRMN), a leader in the rapid design, development, and production of next-generation technologies to combat near-peer nation state threats, focused on critical, integrated systems for the hypersonic, missile defense, UAV and space sectors, today announced it has acquired Metal Technology Inc. (“MTI), a leader in highly engineered products utilizing refractory alloys, for strategic missile programs, which includes nozzles, EM shielding, energetic liners, gas generators, shape charges and actuation systems, for $90 million in cash.

Founded in 1986 and based in Albany, Oregon, MTI has developed a proprietary product portfolio of niche, intellectual property-rich capabilities with a deep expertise in refractory metal alloys such as tantalum, zirconium, niobium, vanadium and molybdenum. MTI’s products serve a critical role in optimizing system performance and operate in highly corrosive, ultra-high-temperature payload deployment and propulsion environments associated with next-generation strategic missiles. With unique, multi-step manufacturing capabilities spanning additive manufacturing, hot forging and advanced forming, MTI is an industry leader in delivering integrated refractory metal products to the high growth strategic missile defense market.

“We are thrilled to add MTI to the Karman platform” said Tony Koblinski, chief executive officer of Karman Space & Defense. “The acquisition represents a natural expansion of our expertise in advanced materials and an opportunity to deliver valuable new capabilities to our customers. MTI is a unique asset within the defense supply chain whose deep capabilities in refractory metals have been on our strategic roadmap for some time. Their customer and programmatic relationships create compelling opportunities to accelerate our growth and create shareholder value.”

“We welcome the talented members of MTI to the Karman team. We look forward to working together to deliver even more value to our customers as we continue executing on our mission to be the nation’s leading merchant supplier of advanced space and defense technologies,” Mr. Koblinski added.

ABOUT KARMAN SPACE & DEFENSE

We specialize in the rapid design, development, and production of next-generation technologies to combat near-peer nation state threats, focused on critical, integrated systems for the hypersonic, missile defense, UAV and space sectors. Our core technology offerings include propulsion, deployable shrouds, launchers, and energetic subsystems. Customers choose our advanced solutions to deliver mission success across a diverse set of existing and emerging programs supporting high-priority defense and commercial space sector initiatives. For more information, visit Karman-SD.com.

Forward-Looking Statements

This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on and reflect our current expectations, estimates, assumptions and/ or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance or capital structure of Karman, will prove to be correct or that any of our expectations, estimates or projections will be achieved.

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including the factors described in the filings we make with the SEC from time to time and, without limitation, that a significant portion of our revenue is generated from contracts with the United States military and U.S. military spending is dependent upon the U.S. defense budget; U.S. government contracts are subject to a competitive bidding process that can consume significant resources without generating any revenue; our business and operations expose us to numerous legal and regulatory requirements, and any violation of these requirements could materially adversely affect our business, results of operations, prospects and financial condition; our inability to adequately enforce and protect our intellectual property or defend against assertions of infringement could prevent or restrict our ability to compete; and we have in the past consummated acquisitions and intend to continue to pursue acquisitions, and our business may be adversely affected if we cannot consummate acquisitions on satisfactory terms, or if we cannot effectively integrate acquired operations. Readers are directed to the risk factors identified in the filings we make with the SEC from time to time, copies of which are available free of charge at the SEC’s website at www.sec.gov under Karman Holdings Inc.

The forward-looking statements included in this announcement are only made as of the date of this announcement. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable law.

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Contacts

Investor inquiries:

Steven Gitlin

investors@karman-sd.com

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